BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/21/2022

Work Order Item Number:	W2022102101808-2464635
Filing Number:	20222706288
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	10/21/2022 2:53:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0647342009-4 **Entity Name:** Home Bistro, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CORPORATION SERVICE COMPANY
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0647342009-4
Barbara K. Cegavske	Filing Number 20222706288
Secretary of State State Of Nevada	Filed On 10/21/2022 2:53:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: HOME BISTRO, INC. Entity or Nevada Business Identification Number (NVID): NV20091608865
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: One Billion (1,000,000,000) shares of common stock ($0.001) par value Twenty Million (20,000,000) shares of preferred stock ($0.001) par value
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 20,000,000 shares of common stock ($0.001) par value 20,000,000 shares of preferred stock ($0.001) par value
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 0.02 shares of common stock shall be issued after the change in exchange for each share of common stock issued before the change
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: The Corporation shall round up fractional shares of common stock resulting from the change to the next nearest whole share of common stock.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 10/26/2022 Time: 12:01 AM (Pacific) (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X DocuSigned by: [signature] Zalmi Duchman — Signature of Officer; CEO — Title; 10/21/2022 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.